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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 29, 1996 relating to the financial statements of PhoneTel Technologies, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio

December 11, 1996